                                                                   EXHIBIT 10(a)

                [LETTERHEAD FOR THE SUMMIT GROUP APPEARS HERE]


                                     LEASE

THIS LEASE, made as of the 24th day of April, 1995, by and between F. Tredway Shurling, first party, (hereinafter called "Landlord"), and Security National Bank, second party, (hereinafter called "Tenant"), and Summit Commercial Services, Inc., d/b/a the Summit Group, third party, (hereinafter called "Agent"):

                                  WITNESSETH:

1. PREMISES - The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, provided for and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents leases and rents, unto the said Tenant, and said Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises"), to wit:

    All that tract or parcel of land lying and being in Bibb County, Georgia, consisting of approximately .5 acre of land with a 2,541 square foot building to be taken from a larger tract described in Deed Book 2383, Page 278, of the Bibb County tax records. Property further described and outlined in red on the attached plat, made a part of this contract by reference;

and being known as Shurlington Plaza Out-Parcel, Macon, Georgia.

2. TERM - the Tenant shall have and hold the Premises for a term of three (3) years beginning on the 1st day of September, 1995, and ending on the 31st day of August, 1998, at midnight, unless sooner terminated as hereinafter provided.

3. RENTAL - Tenant agrees to pay to Landlord, by payments to The Summit Group, Agent of Landlord, an annual rent in the amount of $30,000.00, paid in equal monthly installments of $2,500.00. Said monthly rent shall be paid at the designated office of the Agent, in advance and promptly on the first day of each and every month, during the initial lease term and any renewals thereof. Any rental payment received after the tenth (10th) day of any month shall include a five (5%) percent late fee.

4. AGENT'S COMMISSION - Agent has rendered Landlord and Tenant a valuable service by assisting in the creation of the Landlord-Tenant relationship hereunder. For this reason, Agent is made a party to this Lease and is given a special lien on the interest of the Landlord and the Tenant in the Premises in order to enable Agent to enforce its commission rights against the Premises as well as against the other parties hereto as herein provided and as otherwise provided by law or equity. The commission to be paid in conjunction with the creation of the aforesaid Landlord-Tenant relationship by this Lease has been negotiated between Landlord and Agent, and Landlord hereby agrees to pay Agent, as compensation for Agent's services in procuring this Lease and creating the aforesaid Landlord-Tenant relationship, as follows: Five percent (5%) of the monthly rental until expiration or purchase option is exercised, whichever occurs first.

5. PURCHASE OF PROPERTY - In the event that Tenant acquires title to the Premises or any part thereof, at any time during the term of this Lease, any renewals thereof, or within six months after the expiration of the term hereof or any extensions, then Landlord shall pay Agent a sales commission on the sale of the Premises in the amount equal to five (5%) percent of the gross sales price of the property. In the event that the property is sold to any other party, then the agents commission rights contained in this agreement shall not be relieved, and the purchaser shall assume all commission obligations incurred by the Landlord in connection with this agreement.

6. UTILITY BILLS - Tenant shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by tenant in connection therewith. If Tenant fails to pay any of said utility bills or charges for garbage collection or other sanitary services, Landlord may pay same, and such payment shall be added to, and become part of, the next rental payment due under this Lease.

7. USE OF PREMISES - Premises shall be used for banking facility purposes and no other- Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass on the premises, nor in any manner to increase the rate of insurance on the premises.

8. ABANDONMENT OF THE PREMISES - Tenant agrees not to abandon or vacate the Premises during the period of this Lease and agrees to use the Premises for the purpose herein leased until the expiration hereof.

9. REPAIRS BY LANDLORD - Landlord agrees to keep in good repair the roof, foundations, and exterior walls of the Premises (exclusive of all glass and all exterior doors), and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence of Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation to inspect said Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.

10. REPAIRS BY TENANT - Tenant accepts the Premises in their present condition and as suited for the users intended by Tenant. Tenant shall, throughout the initial term of this Lease and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises, including the building, heating and air conditioning equipment (including but not limited to replacement of parts, compressors, air handling units and heating units), and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Tenant further agrees to care for the grounds around the building, including the mowing of grass, parking lot maintenance, care of shrubs and general landscaping. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination, of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

26. RIGHTS CUMULATIVE - All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

27. SERVICE OF NOTICE - Tenant hereby appoints as his agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this Lease, the person in charge of the Premises at the time, or occupying the Premises: and if no person is in charge of, or occupying the Premises, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant's last known address, if different from the Premises.

28. WAIVER OF RIGHTS - No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

29. OWNERSHIP - The owner of the Premises is the Landlord in this agreement, and the person authorized to manage the Premises is The Summit Group, as Agent of the Landlord. Service of process and demands and notices as to the Landlord shall be made to The Summit Group, whose address is 2245 Vineville Avenue, Macon, Georgia 31204, who is authorized to acknowledge this receipt of same on behalf of the Landlord.

30. AGENT'S SERVICES - Agent is hereby a third party to this Lease solely for the purpose of enforcing his rights of commissions for services rendered, and it is agreed by all parties hereto that Agent is acting solely in the capacity as agent for Landlord, to whom Tenant must look to regarding all covenants, agreements and warranties herein contained, and that Agent shall not be liable for the obligation of the Landlord contained herein.

31.  TIME OF ESSENCE - Time is of the essence of this Lease.

32. DEFINITIONS - "Landlord" as used in this Lease shall include first party, his heirs, representatives, assigns and successors in title to the Premises. "Tenant" shall include second party, his heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subleasees, as to the Premises covered by such assignment or sublease. "Agent" shall include third party, his successors, assigns, heirs and representatives. "Landlord," "Tenant," and "Agent" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

33. SPECIAL STIPULATIONS - Special stipulations, if any, which by their reference and attachment to this lease hereof shall become a part of the agreement, and should they conflict with any of the foregoing provisions, the special stipulations shall control. (Attached)

  This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, either verbal or written, between the parties, not embodied herein, shall be of any force or effect.

  IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year above noted:


/s/ TREDWAY SHURLING                    SECURITY NATIONAL BANK
-----------------------------           --------------------------------
Landlord                                Tenant


                                        By: /s/ ROBERT HAM, PRESIDENT
-----------------------------           --------------------------------
Landlord                                Tenant


-----------------------------
for: The Summit Group, Agent

                             SPECIAL STIPULATIONS

                        to the Lease Agreement between

                        F. Tredway Shurling (Landlord)

                                      and

                        Security National Bank (Tenant)


RE: Shurlington Plaza Out-Parcel, Macon, Georgia


 1. Tenant accepts premises "AS IS", except for the HVAC system which Landlord agrees to warrant for ninety (90) days.

 2. Lease is subject to Tenant's satisfactory inspection of the premises within thirty (30) days of acceptance of this contract.

 3. Tenant shall pay all expenses on the property, including property taxes and insurance (fire/hazard and liability).

 4. Tenant shall have the right to remodel the interior and exterior of the building along with re-landscaping the grounds.

 5. Tenant shall have the right to erect a pole sign where the existing NationsBank sign is located or elsewhere on the leased premises.

 6. Landlord shall grant Tenant the necessary ingress/egress and parking easements from the existing shopping center.

 7. Landlord grants Tenant permission to negotiate with NationsBank for any personal property or removable fixtures currently located within the demised premises.

 8. Lease is subject to Landlord successfully negotiating a cancellation of the existing lease with NationsBank.

 9. Landlord grants Tenant immediate access to the premises for the purpose of planning and estimating proposed renovations.

10. It is understood by both parties that the vault door belongs to NationsBank. Should the vault door remain after NationsBank vacates, it shall become part of the demised premises.

11. This agreement shall include an option to purchase the leased premises for $275,000, at any time during the lease term. Said option is attached and made a part of this contract by reference.


                                                SECURITY NATIONAL BANK



/s/     TREDWAY SHURLING                   By:    ROBERT HAM, PRESIDENT
---------------------------------          --------------------------------
Landlord                                   Tenant


Date: 4/25/95                              Date: 4/24/95
----------------------------------         --------------------------------

                              [MAP APPEARS HERE]

                [LETTERHEAD FOR THE SUMMIT GROUP APPEARS HERE]


                          PURCHASE AND SALE AGREEMENT

THIS AGREEMENT, made and entered into this 24th day of April, 1995 between F. Tredway Shurling (hereinafter described as Seller) and Security National Bank (hereinafter described as Purchaser):

1.  WITNESSETH:

That the Seller agrees to sell and convey and the Purchaser agrees to purchase, all the following described property, to wit:


    ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN BIBB COUNTY, GEORGIA, CONSISTING OF APPROXIMATELY .5 ACRE OF LAND WITH A 2,541 SQUARE FOOT BUILDING TO BE TAKEN FROM A LARGER TRACT DESCRIBED IN DEED BOOK 2383, PAGE 278, OF THE BIBB COUNTY TAX RECORDS. PROPERTY FURTHER DESCRIBED AND OUTLINED IN RED ON THE ATTACHED PLAT, MADE A PART OF THIS CONTRACT BY REFERENCE.

2. PURCHASE PRICE AND METHOD OF PAYMENT: The purchase price that the Purchaser agrees to pay and Seller agrees to accept is Two hundred seventy-five thousand and no/100 Dollars ($275,000.00), payable in full or as otherwise agreed to in cash or certified funds, on delivery of the deed. Purchaser has paid to the undersigned Broker $1.00, receipt of which is hereby acknowledged by Broker as earnest money, which earnest money is to be deposited in Broker's Escrow Account upon acceptance of this contract by all parties to same, and is to be applied as part payment of purchase price of said property at the time the sale is consummated. All parties to this agreement agree that Holder may, at Holder's option, deposit the earnest money in an interest-bearing escrow/trust account and that Holder will retain the interest earned on said deposit.

3. WARRANTY OF TITLE: Seller represents that Seller presently has good and marketable, fee simple title to the Property, and at the time the sale is consummated, Seller agrees to convey good and marketable, fee simple title to the Property to Purchaser by general warranty deed.

4. TITLE EXAMINATION: Purchaser shall move promptly and in good faith after acceptance of this Agreement to examine title to the Property and to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have a reasonable time after receipt of such objections to satisfy all valid objections, and if Seller fails to satisfy such valid objections within a reasonable time, than at the option of the Purchaser, evidenced by written notice to Seller, this Agreement shall be null and void, and all Earnest Money shall be promptly returned to Purchaser or Purchaser shall waive such objections and proceed to closing.

5. WARRANTIES: Seller represents that to the best of Seller's knowledge: (A) there are no existing or proposed governmental orders or condemnation proceedings affecting the Property and Seller has received no notice of any such orders or proceedings; (B) the Property has never been used for the use, discharge, or storage of any hazardous material or any landfill for garbage or refuse; (C) the Property is free of any underground storage tanks, petroleum product contamination, hazardous substance, asbestos, contaminants, oil, radioactive or other materials, the removal of which is required, or the maintenance of which is required, or the maintenance of which is prohibited, penalized, or regulated by any local, state or federal agency, authority or government unit.

6. INSPECTIONS: Commencing on the date of this Agreement, and subject to the rights of the tenants, if any, Purchaser, Purchaser's agents, employees and contractors, shall have the right during regular business hours, but without interfering with operations being carried upon the Property, to enter the Property, for the purpose of making surveys, inspections, soil tests and other investigations of the Property, including but not limited to, the physical condition of any improvements and mechanical and electrical systems. Purchaser shall and does hereby agree to indemnify, defend and hold Seller and Brokers harmless from any loss or damage suffered by Seller, Brokers or others as a result of the exercise by Purchaser of the rights herein granted, including any damage resulting from the negligence of Purchaser or Purchaser's agents. This indemnity shall survive the rescission, cancellations, termination or consummation of this Agreement.

7. CONDITION OF PROPERTY: Seller warrants that when this transaction is consummated the improvements on the property will be in the same condition as they are on the date of this contract, natural wear and tear excepted, and Seller specifically assumes the risk of loss or damage to said property until the consummation of the transaction. Should the premises be destroyed or damaged before this contract is consummated, then, at the election of the Purchaser: (A) the contract may be cancelled; or (B) Purchaser may consummate the contract and receive such insurance as is paid on the claim of loss. This election is to be exercised by the Purchaser within ten (10) days after the amount of Seller's damage is determined and Purchaser has been notified of such amount.

8. AGENCY DISCLOSURE: Seller and Purchaser acknowledge that Broker (X) has acted for Seller ( ) Purchaser (X), or ( ) has acted as a Transaction Broker and not as an agent for Seller or Purchaser with respect to the transaction contemplated herein. Seller and Purchaser acknowledge that Co-Broker ( ) has acted for ( ) Seller ( ) Purchaser, or ( ) has acted as a Transaction Broker and not as an agent for Seller or Purchaser, with respect to the transaction contemplated herein.

9. REAL ESTATE COMMISSION: In negotiating this Agreement, Broker and Co-Broker (collectively "Brokers") have rendered a valuable service for which Brokers shall be paid a Commission at closing by Seller equal to five percent (5%) of the Purchase Price as follows:

    100% to The Summit Group. and _____% to __________________________________.
Said Brokerage fee agreement shall vest a third party interest in this Agreement to the above noted Real Estate Brokers and no changes or specifications to this contract shall be made without the written approval of all three parties.

10. DEFAULT: REMEDIES: In the event the sale is not closed because of Seller's inability, failure or refusal to perform any of Seller's obligations herein, the Seller shall pay the full Commission to Brokers immediately, and Broker shall return the Earnest Money to Purchaser, which shall not constitute a waiver of any other right or remedy Purchaser may have against Seller. Purchaser agrees that if the sale is not closed because of Purchaser's inability, failure or refusal to perform any of Purchaser's obligations herein, Purchaser shall forthwith pay Brokers the full Commission Immediately, provided that Brokers may first apply up to one-half (1/2) of the Earnest Money toward payment of the Commission and shall pay the balance thereof to Seller as liquidated damages of Seller, if Seller claims such balance as Seller's liquidated damages in full settlement of any claim for damages against Purchaser, whereupon Brokers shall be released from any and all liability for return of Earnest Money to Purchaser. In such event, Broker shall be entitled to apply one-half (1/2) of the Earnest money against Broker's Commission, notwithstanding the fact that Seller may not claim or be entitled to the balance of the Earnest Money as liquidated damages, and Purchaser shall remain liable to Brokers for the balance of the full Commission. If Seller claims one-half (1/2) of the Earnest Money as liquidated damages, such sum shall be Seller's sole and exclusive remedy for such default and no action for specific performance shall thereafter be available against Purchaser.

11. MISCELLANEOUS:

All property taxes, insurance, rents and mortgage interest, if applicable, shall be prorated as of the date of closing.

Seller shall pay the State of Georgia property transfer tax, and where applicable, Purchaser shall pay the Georgia intangible taxes.

Consummation and closing of this contract shall be on or before August 31, 1998. Possession of the property shall be granted at closing, unless otherwise specified herein.

12. ENTIRE AGREEMENT: This contract contains the entire agreement between the parties, and no representations, warranties, or promises, verbal or written, unless contained herein, shall be binding upon any party to this contract. It is agreed that whenever a party or parties to this contract is mentioned, it shall include said party, its heirs, administrators, successors or assigns. Time is of the essence of this contract. This Agreement shall be construed under the laws of the State of Georgia.

13. SPECIAL STIPULATIONS:

The following Special Stipulation shall, if conflicting with the foregoing, control;

    See attached Special Stipulations, made a part of this contract by reference.





AGREED AND ACKNOWLEDGED BY:


                                        SECURITY NATIONAL BANK

/s/ F. TREDWAY SHURLING    4/25/95      By: /s/ NEAL HAM, PR     4/24/95
----------------------------------      ---------------------------------
Seller F. Tredway Shurling  Date        Purchaser Neal Ham        Date


----------------------------------      ---------------------------------
Seller                      Date        Purchaser                 Date

                             SPECIAL STIPULATIONS

                  to the Purchase and Sale Agreement between

                         F. TREDWAY SHURLING (SELLER)

                                      and

                      SECURITY NATIONAL BANK (PURCHASER)


RE: Shurington Plaza Out-Parcel, Macon, Georgia


1.  Property is purchased "AS IS".

2. This contract is an option to purchase. Purchaser may exercise this option any time during the initial term of the lease attached hereto. In the event Purchaser does not exercise this option, Seller's sole legal remedy shall be a claim of liquidated damages which shall not exceed the amount of earnest money received from Purchaser.

3. Seller agrees to provide a survey of the subject property. Sale is subject to Purchaser's and Seller's approval of said survey within ten (10) days from the date the survey is delivered to both parties.

4. Sale is subject to Purchaser's satisfactory inspection of the property to be completed within thirty (30) days of acceptance of this contract.

5. Seller shall grant necessary ingress/egress and parking easements from the existing shopping center. These easements shall be approved by both parties with the approval of the subdivision survey.

6. Sale is subject to Seller's successful negotiation of a cancellation of the existing lease with NationsBank.

7. It is understood by both parties that the vault door belongs to NationsBank. Should the vault door remain after NationsBank vacates, it shall become part of the demised premises.



/s/ F. TREDWAY SHURLING                      /s/ NEAL HAM
----------------------------                --------------------------
Seller                                      Purchaser

Date:  4/25/95                              Date: 4/24/95
----------------------------                --------------------------
                        to the Lease Agreement between

                        F. TREDWAY SHURLING (LANDLORD)

                                      AND

                        SECURITY NATIONAL BANK (TENANT)

In reference to the contract dated April 24, 1995, between the above referenced parties, on the property described as Shurlington Plaza Out-Parcel, Macon, Georgia;



The contract is amended as follows:


        1. Tenant has completed the inspection outlined in Special Stipulation #2 and found everything to be satisfactory.

        2. This lease shall be subject to approval from all governmental authorities governing the use of the premises as a bank branch for Security National Bank.

All other terms and conditions of the contract remain binding on the undersigned parties.


/s/  F. TREDWAY SHURLING                   /s/ NEAL HAM
-----------------------------              ---------------------------
Landlord                                   Tenant

Date:   5/24/95                            Date:  5/24/95
-----------------------------              ---------------------------


THE SUMMIT GROUP


By: [SIGNATURE APPEARS HERE]
-----------------------------